Exhibit 99.1
Forge Global Announces Stockholder Approval of Merger
SAN FRANCISCO – January 22, 2026 – Forge Global Holdings, Inc. (“Forge”) (NYSE: FRGE), a leading provider of marketplace infrastructure, data services, and technology and investment solutions for the private market, today announced that Forge’s stockholders approved all proposals related to the previously announced acquisition of Forge by The Charles Schwab Corporation (“Schwab”).
A total of 9,687,311 shares of Forge’s common stock were represented in person or by proxy at Forge’s special stockholder meeting (“Special Meeting”), representing 69.97% of the total voting power of the holders of Forge’s common stock, which constituted a quorum for the transaction of business at the meeting. Approximately 69.81% of the votes cast at the Special Meeting voted to approve the proposal to adopt the merger agreement entered into by Forge and Schwab, and approximately 68.95% of the votes cast at the Special Meeting voted to approve, on a non-binding, advisory basis, certain compensation arrangements for Forge's named executive officers in connection with the acquisition. Due to the stockholders’ approval of the merger agreement proposal, a vote on the proposal to adjourn the Special Meeting was not called.
The acquisition of Forge by Schwab is expected to close in the first half of 2026, subject to customary closing conditions, including regulatory approvals.
About Forge
Forge (NYSE:FRGE) is a leading provider of marketplace infrastructure, data services and technology and investment solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system. For more information, visit forgeglobal.com.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, specifically relating to timing, completion and funding of the acquisition, and acquisition synergies.
These forward-looking statements reflect management’s beliefs, expectations and objectives as of today and are subject to risks and uncertainties that could cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of Forge and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of Forge to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on Forge’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed merger or the proposed merger.

Discussions of additional risks and uncertainties are contained in Forge’s filings with the Securities and Exchange Commission. Forge is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Investor Relations Contact
Idalia Rodriguez, Arbor Advisory Group
ir@forgeglobal.com
Media Contact
Lindsay Riddell
press@forgeglobal.com